EXHIBIT 5.2

December 21, 2022

374Water Inc.

701 W. Main Street, Suite 410

Durham, NC 27701

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to 374Water Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the registration of the offering by the Company, of any combination of securities of the types specified therein. Reference is made to our opinion letter dated December 21, 2022 and included as Exhibit 5.1 to the Registration Statement. We are acting as special counsel with respect to the issuance and sale by the Company of up to $100,000,000 in shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares are being offered and sold pursuant to the sales agreement prospectus (the “Prospectus”) contained in the Registration Statement by the sales agent named in, and pursuant to, the sales agreement by and between the Company and such sales agent.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus other than as expressly stated herein with respect to the issuance of the Shares.

As the Company’s special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the sales agreement constitutes the enforceable obligation of the parties thereto other than the Company; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Additionally, we have assumed that the issuance of the Shares, including the minimum price per share of each Share issued, is conducted in accordance with and in a manner consistent with the authorization by the Company’s board of directors prior to the date hereof (the “Authorization”).

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares have been duly authorized and, upon future issuance in accordance with the Authorization, will be validly issued, fully paid and nonassessable.

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This opinion is limited to the General Corporate Law of the State of Delaware (“DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Company Shares offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the prospectus and accompanying prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP

WOMBLE BOND DICKINSON (US) LLP

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